Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to §906 of The Sarbanes-Oxley Act of 2002

The undersigned, Chief Executive Officer of Chateau Communities, Inc. (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to §906 of The Sarbanes-Oxley Act of 2002, that the Quarterly Report of Chateau Communities, Inc. on Form 10-Q for the quarter ended June 30, 2003 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2003	By:	/s/ REES F. DAVIS, JR.

	Name:	Rees F. Davis, Jr.
	Title:	Chief Executive Officer